Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-141259, 333-151090, 333-155695, 333-155696, 333-155697, 333-165441, 333-57194, 33-96542, 333-09875, 333-25475, 333-44441, 333-69029, and 333-80077) and in the Registration Statements on Form S-8 (Nos. 333-116437, 333-10024, 333-52478, 333-80081, 333-18275, 333-19831, 333-32661, and 333-44443) of Mack-Cali Realty Corporation of our report dated February 9, 2009 relating to the financial statements of Mack-Green-Gale LLC which appears in this Form 10-K.

/s/ Cornerstone Accounting Group LLP
New York, New York
February 9, 2011